EXHIBIT 10.6

                                 POWERDSINE LTD.

                                STOCK OPTION PLAN

                    (INCENTIVE AND RESTRICTED STOCK OPTIONS)

1. PURPOSE. The PowerDsine Ltd. (the "COMPANY") Stock Option Plan (Incentive and Restricted Stock Options) (the "PLAN") is intended to provide a method whereby employees (including officers and directors), non-employee directors, consultants and other service providers of the Company and its subsidiaries (the "PARTICIPANTS") who are making and are expected to continue making substantial contributions to the successful management and growth of the Company and its subsidiaries may be offered an opportunity to acquire Ordinary Shares, of nominal value NIS 0.10 per share, subject to adjustments for stock splits and combinations (the "ORDINARY SHARES"), of the Company, in order to increase their proprietary interests in the Company and their incentive to remain in and advance in the employ of the Company and its subsidiaries and to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant to such Participants as may be selected in the manner hereinafter provided, incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986 (the "CODE") ("INCENTIVE STOCK OPTIONS"), and/or restricted stock options ("RESTRICTED STOCK OPTIONS") to purchase Ordinary Shares of the Company on the terms and conditions hereinafter established. The Incentive Stock Options and Restricted Stock Options sometimes are referred to herein individually as an "OPTION" and collectively as the "OPTIONS". A Participant to whom an Option has been duly granted in accordance with the provisions of this Plan may sometimes be referred to herein as an "OPTION HOLDER".

2. ADMINISTRATION. The Plan shall be administered by a Stock Option Committee (the "COMMITTEE") appointed by the Board of Directors of the Company (the "BOARD"). The Committee shall consist of no fewer than three (3) members who may also be members of the Board and participate in the Plan. Should the Company become subject to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") the Committee shall consist solely of two (2) or more "Non Employee Directors", as that term is defined in subparagraph (b)(3)(i) of Rule 16b-3 ("RULE 16b-3") under the Exchange Act. Members of the Committee then will not be able to participate in the Plan or become members if one (1) year prior to an occurrence whereby the Company becomes subject to Rule 16b-3 they received an option under any plan of the Company.

        Subject to: (i) the terms and conditions of the Plan; (ii) relevant commitments of the Company; and (iii) provisions of the Israeli Companies Law 5759-1999, as same may be amended or replaced from time to time (the "COMPANIES LAW"), the Committee shall have full power and authority, in its discretion, from time to time, and at any time, to recommend to the Board or subject to any applicable law to determine on the following matters: (a) designation of Participants to whom Options shall be granted; (b) the type of Options being granted pursuant hereto as either Restricted Stock Options or Incentive Stock Options; (c) the terms and provisions of the Notice of Grant of an Option to be executed by the Company and by each Participant receiving an Option under this Plan (the "NOTICE OF GRANT"); (d) compliance by the Company with the Code; (e) the number of Ordinary Shares to be covered by each Option; (f) provisions concerning the time(s) at which and the extent to which an Option shall be granted, any conditions upon which the vesting of an Option may be accelerated, and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (g) acceleration of the right of a Participant to exercise, in whole or in part, any previously granted Option; (h) except as hereinafter provided, the Option exercise price and the term during which the Options may be exercised; (i) interpretation of the provisions and supervision over the administration of the Plan; (j) determine the Fair Market Value (as defined below) of the Ordinary Shares; and (k) any other matter which is necessary or desirable for, or incidental to administration of the Plan.

        Appointment and removal of members of the Committee and the work procedures of the Committee, including but not limited to, convening meetings, quorum for meetings, adjournment and majority provisions shall be as for other committees of the Company's Board, as same are set forth in the Company's Articles of Association, as same may be in effect from time to time (the "ARTICLES").

3. INTERPRETATION AND AMENDMENT. The interpretation, construction or determination of any provisions of the Plan by the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

        The Board may, at any time, amend, alter, suspend or terminate the Plan; provided, however, that any such action shall not impair any Options previously granted under the Plan, and provided further that without the approval of the holders of at least the majority of the voting shares of the Company voting at a duly held meeting: (i) the total number of Ordinary Shares that may be purchased under the Plan shall not be increased (except as permitted by Paragraph 11);
(ii) the minimum Option exercise price shall not be decreased (except as permitted by Paragraph 11); (iii) the Option period during which outstanding Options granted under the Plan may be exercised shall not be extended; and (iv) the class of individuals eligible to receive Options under the Plan shall not be altered.

4. PARTICIPANTS. Options may be granted under the Plan to key employees (as determined by the Committee or the Board), including officers and directors, non-employee directors, consultants and other service providers of the Company and its subsidiaries. The status of an Option as either an Incentive Stock Option or a Restricted Stock Option will be clearly set forth in the Notice of Grant of the Option. The term "SUBSIDIARY" shall mean "subsidiary corporation" as defined in Section 424 of the Code. No Incentive Stock Option shall be granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or any subsidiary of the Company; provided, however, that an Incentive Stock Option may be granted to such a Participant if, at the time such Incentive Stock Option is granted, the exercise price for each Ordinary Share subject to the Option is at least 110 percent (110%) of the Fair Market Value of such Ordinary Shares, and such Incentive Stock Option is by its terms not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

        Subject to the preceding paragraph, receipt of stock options under any other stock option plan maintained by the Company or any subsidiary shall not, for that reason, preclude a Participant from receiving an Option under the Plan.

5. ORDINARY SHARES. The Ordinary Shares which may be issued and sold pursuant to Options granted under the Plan from time to time shall determined by the Board from time to time and approved by the Company's shareholders as and to the extent required pursuant to the Code. The Ordinary Shares issued and sold under the Plan may be the Company's authorized but unissued shares or shares issued to a trustee and held by same for later transfer as optioned shares as a result of the grant and exercise of an Option. Shares issued to the trustee under the Plan may be voted by the trustee pursuant to instructions of the Board until such shares are optioned shares as a result of the exercise of an Option but such shares shall not be entitled to dividend or distribution in liquidation unless and until an Option therefor is granted and exercised.

        Should any Option expire or terminate for any reason without having been exercised in full, the portion of the Option that remained un-exercised shall be added to the shares otherwise available for Options hereunder.

        The Company shall at all times during the term of any outstanding Option under the Plan, reserve and keep available, such number of Ordinary Shares as will be sufficient to satisfy the requirements of all outstanding Options. The Company shall pay all original issue taxes, if any, with respect to the issuance of the Ordinary Shares pursuant to an exercise of an Option and all other fees and expenses necessarily incurred by the Company in connection with such exercise. The Company shall use its best efforts to comply with all laws and regulations which, in the opinion of its legal counsel, shall be applicable to Company in connection with the Plan.

        All share certificates issued upon a valid exercise of an Option under the Plan shall be endorsed with the following legend, or with a legend substantially similar hereto:

        "The shares represented by this certificate, have not been registered under the Securities Act of 1933 or under the securities laws of any state. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for such shares under the Securities Act of 1933 and such state securities laws as maybe applicable or the delivery to POWERDSINE LTD. of an opinion of counsel, reasonably acceptable to it, to the effect that registration is not required under such Act or such state securities laws.

        The foregoing restrictions terminate when the shares may be freely transferred without restriction under Rule 144, under the Securities Act of 1933, or any successor thereto, and may be disregarded thereafter.

        Any disposition of any interest in the securities represented by this certificate is subject to certain restrictions, and the securities represented by this certificate are subject to an option and option terms, contained in PowerDsine Ltd.'s stock option plan and notice of grant between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge within five (5) days of receipt by the Company of a written request therefore".

6. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be in such form and on such terms as the Committee shall, from time to time, approve, but subject, nevertheless, to the following terms and conditions:

        (a) The Notice of Grant of an Option shall state (i) the total number of Ordinary Shares to which it relates and no fractional Ordinary Shares shall be issued, and (ii) the time or times at which it may be exercised in whole or in part.

        (b) Subject to sub-paragraphs (i) and (ii) herein, the Option exercise price shall be determined by the Board or the Committee.

                (i) In the case of an Incentive Stock Option, the exercise price per Option share shall equal the Fair Market Value of the Ordinary Shares covered by such Option at the date such Option is granted, or, in the case of a Participant who at the time the Incentive Stock

        Option is granted owns, shares possessing more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or any subsidiary of the Company, the Option exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of the Ordinary Shares covered by such Option.

                (ii) In the case of a Restricted Stock Option, the exercise price per Option share shall be determined by the Committee but shall be not less than the lower of (x) fifty percent (50%) of the book value of such Ordinary Shares as of the end of the fiscal year immediately preceding the date of such grant, or (y) fifty percent (50%) of the Fair Market Value of the Ordinary Shares on the date of such grant.

        (c) Notwithstanding any other provision of the Plan, the term of an Incentive Stock Option and the term of a Restricted Stock Option shall be for a period of not more than ten (10) years from the date such Option is granted. This term may be shortened by the Board in its sole discretion for individual Participants.

        (d) An Option must be granted within ten (10) years of the date the Plan is adopted by the Board in accordance with Paragraphs 17 and 21 below.

        (e) No individual shall be given the opportunity, under this Plan, to exercise Incentive Stock Options for the purchase of Ordinary Shares valued (at the time of grant of the Incentive Stock Options) in excess of $100,000, in any calendar year, unless and to the extent that said Options shall have first become exercisable in the preceding year. No Incentive Stock Option shall be granted hereunder in such a manner as would cause the foregoing restrictions to be violated.

        (f) Except as provided for in Paragraph 9 below, if the Participant is an employee and/or a consultant of the Company or of any of its subsidiaries, an Option may not be exercised unless, at the time the Option is exercised and at all times from the date the Option was granted, the Option Holder shall then be and shall have been an employee or consultant of the Company or of any of its subsidiaries.

7.      RESTRICTIONS ON DISPOSITION AND VESTING OF INTEREST IN PARTICIPANT.

        (a) Ordinary Shares acquired by an Option Holder pursuant to the exercise of a Restricted Stock Option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided in Paragraph 12 and in this Paragraph 7. Any sale, transfer, pledge, hypothecation or other disposition shall hereinafter be referred to as a "DISPOSITION"). Shares as to which the restrictions against Disposition have not lapsed and the Option Holder's interest has not vested as provided below shall be referred to as "RESTRICTED SHARES". Restrictions against Disposition shall lapse and the Option Holder's interest in the shares underlying the Option shall vest according to the vesting schedule set forth in the Option Holder's Notice of Grant of Option, provided that, if the Option Holder is an employee or consultant of the Company, the Option Holder continues to be engaged by the Company through the end of the period for which vesting is claimed to have occurred.

        Upon the earlier to occur of: (i) the death of the Option Holder, the retirement of the Option Holder with the consent of the Company, or the attainment by the Option Holder of the age of 65 (whether or not the Option Holder then retires), the restrictions against Disposition which have not lapsed under the Plan shall immediately lapse.

        (b) The Committee may provide for the issuance of restricted shares subject to this Paragraph to a trustee (the "TRUSTEE") for the benefit of the Option Holder until such time as the Option Holder acquires a vested interest in accordance with the provisions of this Paragraph 7.

        (c) If the Option Holder is an employee and/or consultant of the Company or of any one of its subsidiaries, upon termination of engagement under conditions disallowing the vesting of rights in the Option Holder, partially or wholly, shares issued and subject to restrictions hereunder shall, except as provided below, be held by the Trustee free of any rights of the Option Holder and the Trustee shall make payment to the Option Holder of the original exercise price of that portion of the Restricted Stock Option which said Option Holder duly exercised.

        (d) Ordinary Shares, exercised pursuant to an Option and as to which the restrictions against Disposition have lapsed and the Option Holder's interest has vested in accordance with the provisions set forth below shall be referred to as "FREE SHARES". Holders of restricted shares may vote their shares in any meeting of holders of Ordinary Shares.

        (e) Any provision for the lapse of the restrictions against Disposition and the vesting of the Option Holder's interest shall apply with respect to shares subject to an Option whether or not the Option has been exercised in whole or part on the date of lapse or vesting.

        (f) For Option Holders who are employees and/or consultants of the Company or any of its subsidiaries, upon termination of engagement for any reason, shares issued to the Participant pursuant to the exercise of a Restricted Stock Option under the Plan, which shares have not as of the date of termination, become free shares as defined above, shall not be subject to any further right or interest of the Participant. Within sixty (60) days following the lapse of the Option Holder's right to acquire a vested interest, the Company shall direct the Trustee, to the extent the exercised shares have been issued to the Trustee, to compensate the Participant (at the original acquisition price) for such number of shares as the Company determines and shall direct the Trustee to release to the Participant any shares for which no such payment has been directed. Nothing in this Paragraph 7 shall require the Company or the Trustee to make payment for shares issued to Participants under the Plan.

        (g) Notwithstanding any of the foregoing restrictions, any restricted shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowing by the Participant to obtain the acquisition price to be paid by the Participant for such shares, provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.

        (h) The provisions of this Paragraph 7 and the provisions of any Notice of Grant of an Option, relating to the restrictions against Disposition and the vesting of the Participant's interest shall be applied according to their terms or according to such other terms and conditions, or at such other time and dates, as the Board or the Committee may from time to time establish.

7A.     LIMITATIONS AND RESTRICTIONS ON ORDINARY SHARES. Unless otherwise expressly provided in the Notice of Grant of an Option, the Participant shall have no rights of a shareholder with respect to the Ordinary Shares to be acquired by the exercise of the Option until a certificate(s) representing such shares is issued to him/her or the Trustee for his/her benefit, as the case may be, and the Ordinary Shares are free shares. Upon issuance of a share certificate(s), the Participant shall have the rights of a shareholder and shall be subject to the terms and conditions that apply to holders of the Company's shares as same are contained in the Company's Articles.

8. NOTICE OF ELECTION UNDER SECTION 83(B). With respect to the exercise of Restricted Stock Options, each Participant making an election under Section 83(b) of the Code and the Regulations and Rulings promulgated thereunder will provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service. Any insider acquiring Options after the Company becomes subject to Rule 16b-3 who elects the election under
Section 83(b) of the Code and the Regulations promulgated thereunder, shall notify the Company within thirty (30) days of filing such election.

9.      TERMINATION OF OPTIONS.

Where the Option Holder is an employee and/or consultant of the Company:

        (a) DISABILITY AND RETIREMENT.If the Option Holder ceases to be engaged by the Company or any subsidiary as a result of his/her Disability or his/her retirement with the consent of the Company, then any portion of the Option that is exercisable by him/her at the time he/she ceases to be engaged by the Company or its subsidiaries, and only to the extent such portion of the Option has vested and is exercisable as of such time, may be exercised by him/her within: (i) in the case of Disability - two (2) years after the date of Disability for a Restricted Stock Option and three (3) months after the date of Disability for an Incentive Stock Option, and (ii) in the case of retirement with the consent of the Company - one (1) year after the date of retirement for a Restricted Stock Option and three (3) months after the date of retirement for an Incentive Stock Option. As used herein, "DISABILITY" shall mean any physical or mental illness or injury as a result of which the Option Holder remains absent from work or is otherwise prevented from rendering his services to the Company for: (x) a period of two consecutive months; or (y) an aggregate of two
(2) months in any twelve (12) month period. Disability shall occur upon the end of such period.

        (b) DISMISSAL WITHOUT CAUSE. If the Option Holder ceases to be engaged by the Company or any subsidiary as a result of his/her dismissal without cause, then any portion of the Option that is exercisable by him/her at the time he/she ceases to be engaged by the Company or its subsidiaries, and only to the extent such portion of the Option has vested and is exercisable as of such time, may be exercised by him/her within sixty (60) days after the date he/she ceases to be engaged by the Company or its subsidiaries.

        (c) DISMISSAL WITH CAUSE. If the Option Holder ceases to be engaged by the Company or any subsidiary as a result of his/her dismissal for cause (as such term is defined in the Option Holder's individual employment and/or consultant agreement with the Company, OR if there is no such employment or consultant agreement, then cause shall mean termination of engagement which under Israeli law or the law applicable to the Option Holder denies such holder's entitlement to severance pay or similar payment), then the rights of the Option Holder under the Option terminate and become void and null with no further effect. However, the Board may, in its sole discretion, determine that the Option, to the extent that it has vested and is exercisable by the Option Holder at the time he/she ceases to be engaged by the Company or any of its subsidiaries, and only to the extent that the Option has vested and is exercisable as of such time, may be exercised by him/her within thirty (30) days after such termination of engagement.

        (d) OTHER CIRCUMSTANCES. Subject to the foregoing, if the Option Holder ceases to be employed or engaged by the Company or any subsidiary for any reason other than Disability, death, retirement with the consent of the Company or any subsidiary or dismissal without cause, the Option shall terminate immediately.

        (e) TRANSFER BETWEEN COMPANIES. Solely for purposes of the Plan, the transfer of an Option Holder from the employ of the Company to a subsidiary of the Company, or vice-versa, shall not be deemed a termination of engagement.

9A.     DEATH. If the Option Holder dies while in the engagement of the Company or any subsidiary, his/her estate, personal representative, or beneficiary shall have the right, subject to the provisions Paragraph 6(c) above, to exercise the Option (to the extent that the Option Holder would have been entitled to do so at the time of his/her death) at any time within two (2) years from the date of his/her death.

10. LEGAL PROCEEDINGS. In the event of institution of any legal proceedings directed to the validity of the Plan or the Option, the Company may, in its sole discretion, and without incurring any liability therefore to the Option Holder, terminate the Option.


11. STOCK SPLITS, MERGERS, ETC. In case of any Change in Capitalization (as defined below), appropriate adjustments shall be made by the Board of Directors, whose determination shall be final, to the number of shares which may be purchased under the Plan, and the number of shares and Option exercise price per share which may be purchased under outstanding Options. The Company may provide for immediate maturity of all outstanding Options prior to the effectiveness of such merger, sale of assets or similar transaction, with all Options not being exercised within the time period specified by the Board being terminated. Solely for purposes of the Plan, "CHANGE IN CAPITALIZATION" shall mean any increase, reduction or change or exchange of shares for a different number or kind of shares or other securities by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

12. TRANSFERABILITY. Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Paragraph 10 and, during an Option Holder's lifetime, may be exercised only by Option Holder. More particularly (but without limiting the generality of the foregoing), the Option, may not be subject to a Disposition (except as provided above), shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted Disposition contrary to the provisions of this Plan, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and not given effect. Notwithstanding the foregoing, if the Option Holder is an employee and/or consultant of the Company and any of its subsidiaries, and such Option Holder dies while being engaged by the Company and any of its subsidiaries, then the estate, personal representative or beneficiary of such Option Holder shall have the right to exercise the Option to the extent provided for in Paragraph 9A above.

13. EXERCISE OF OPTIONS. An Option may be exercised by written notice to the Company at its offices. The notice of exercise shall refer to the Option being exercised (specific reference to the Notice of Grant of Option and its date) and the number of shares in respect of which the Option is being exercised. The exercise notice shall be signed by the Option Holder and accompanied by payment in full of the exercise price stated in the Notice of Grant of Option.

        If the shares being exercised are free shares (as defined above), the Company shall issue the shares and share certificate(s) with respect to the shares so exercised in the name of the person(s) exercising the Option. If the shares are restricted shares (as defined above), the Company shall issue the shares and share certificate(s) with respect to the shares so exercised in the name of the Trustee. Issuance of shares and delivery of share certificates as aforesaid shall be done by the Company as soon as practicable following the exercise by the Option Holder and payment of the exercise price to the Company.

        If the Option is being exercised by a person(s) other than the Option Holder, pursuant to Paragraph 9A above, such notice shall be accompanied by appropriate proof of the right of such person(s) to exercise the Option.

        All shares issued by the Company upon a valid exercise of an Option shall be fully paid and non-assessable.

14. NOTICE OF GRANT OF OPTION.Notice of Grant of Options under the Plan shall be in writing, duly executed and delivered by or on behalf of the Company and the Option Holder, shall contain such terms and conditions as the Committee deems advisable, and shall specify its application to a Restricted Stock Option or Incentive Stock Option. If there is any conflict between the terms and conditions of any Notice of Grant of Option and of the Plan, the terms and conditions of the Plan shall prevail.

15. PAYMENT. Payment of the Option exercise price in respect of the Option being exercised shall be in cash or by certified check, in U.S. dollars or NIS, and if payment is made in NIS, the amount shall be calculated at the representative rate of exchange known on the date of payment. The Board, in its sole discretion, may allow payment in cash, at the minimum nominal value of the Ordinary Shares being exercised and execution of a recourse promissory note for the balance of the Option exercise price, provided that, said note shall bear interest in the case of Incentive Stock Options, at a rate which is no less than the lowest applicable U.S. federal rate required to be charged to preclude the recharacterization of any amount of stated principal as interest for U.S. federal tax purposes. In the case of Restricted Stock Options, the interest rate will be determined by the Board or the Committee.

16. WITHHOLDING TAX AND OTHER RESTRICTIONS ON ISSUING SHARES. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        The Company may require an additional payment equal to all applicable withholding taxes which may be imposed on the difference between the exercise price of the Ordinary Shares issuable upon the exercise of an Option and the Fair Market Value of such shares as of the date of exercise (which sum will be paid in due course by the Company to the applicable agencies as income taxes withheld on income resulting from the exercise of the Option).

17. TERM OF PLAN. The Plan shall terminate ten (10) years after the Plan is adopted by the Board of Directors, and no Option shall be granted pursuant to the Plan after that date, subject to earlier termination as provided in Paragraph 10 above.

18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Ordinary Shares pursuant to the exercise of Options granted under the Plan will be used for general corporate purposes.

19. OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation on the Option Holder to exercise such Option.

20. CONTINUANCE OF EMPLOYMENT. Neither the Plan nor the grant of an Option in a Notice of Grant of Option shall impose any obligation on the Company or on any subsidiary of the Company to continue the engagement of any Option Holder, and nothing in the Plan or the grant of an Option in a Notice of Grant of Option shall confer upon any Option Holder any right to continue engagement with the Company or any subsidiary of the Company or conflict with the right of either to terminate such engagement at any time.

21. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on the date of its adoption by the Board, but subject, nevertheless, to (1) approval, within twelve (12) months thereof, by shareholders representing at least a majority of the voting shares of the Company or by such greater percentage as may from time to time be required under the laws of the State of Israel, and (2) such approvals as may be required by any other public authorities. Options under this Plan may be granted but not exercised until it is approved by the Company's shareholders. If the Plan is not approved, the Plan shall terminate and all Options granted shall be void and have no force or effect.

22. LOCK-UP. In any registration of the Company's shares, any Option Holder shall abide by a "lock-up" period of up to one hundred and eighty (180) days, if requested by the underwriter of the Company in such registration.

23. NOTICES. Each notice relating to the Plan and the Notice of Grant of Option shall be in writing and delivered in person or by first class mail, postage prepaid, to the address last known of the person/entity to be notified. Each notice shall be deemed given on the date it is received. The Company's address is: 1 Hanagar Street, Neve Neeman B Industrial Zone, P.O.B. 7220, Hod Hasharon 45421, Israel.

24. ENFORCEABILITY. The provisions of this Plan shall be binding upon the Option Holder, his/her estate, personal representatives and beneficiaries.

25. GOVERNING LAW. This Plan and the Notice of Grant shall be governed by and construed under the laws of the State of Israel without giving effect to principles of conflict of laws.